Exhibit 10.1

Execution Version

CONFIDENTIAL

NOTE PURCHASE AGREEMENT

by and among

ASPEN AEROGELS, INC.

and

WOOD RIVER CAPITAL, LLC

Dated as of February 15, 2022

i

Exhibit A: Form of Note

Exhibit B: Form of Joinder

Schedule A: Purchase Beneficial Ownership Table

Schedule B: List of Competitors

ii

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of February 15, 2022, is by and among Aspen Aerogels, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and Wood River Capital, LLC, a Delaware limited liability company (together with its successors and any permitted transferee that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article 1.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, $100,000,000 aggregate principal amount of the Company’s Convertible Senior PIK Toggle Notes due February 18, 2027 (referred to herein as the “Note” or the “Notes”) in the form attached as Exhibit A and to be issued in accordance with the terms and conditions of the form of Indenture attached as an exhibit thereto and this Agreement; and

WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article 1. Definitions

Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Activist Investor” means, any Person (other than the Purchaser and the Purchaser Affiliates) (i) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination (A) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (B) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (C) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors, or (D) publicly disclosed any intention, plan or arrangement to do any of the foregoing, or (ii) identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company), or any person who, to the knowledge of the transferor, is an Affiliate of any such person.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Purchaser Group” and “Third Party” and Sections 3.02(d), 3.02(f) and 4.02, no portfolio company of the Purchaser or their respective Affiliates shall be deemed an Affiliate of the Purchaser and its other Affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, the Purchaser or any of its Affiliates in carrying out any act prohibited by this Agreement, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from the Purchaser or any Affiliate of the Purchaser, directly or indirectly, any Confidential Information. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, as in effect on the date hereof. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by the Purchaser and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were solely Physical Settlement (as defined in the Indenture). For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them irrespective of any restrictions on transfer or other terms contained in this Agreement or the other Transaction Documents.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean a “Fundamental Change” as defined in the Notes.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the common stock, par value $0.00001 per share, of the Company.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Company Securities” shall mean (i) the Company Common Stock, (ii) securities convertible into or exchangeable for Company Common Stock, including the Notes, (iii) any other equity or equity-linked securities issued by the Company and (iv) any options, warrants or other rights to acquire Company Common Stock or any other equity or equity-linked securities issued by the Company.

“Confidential Information” shall have the meaning set forth in Section 4.08(b).

“DGCL” shall mean the Delaware General Corporation Law.

“Disqualification Event” shall have the meaning set forth in Section 3.02(d)(iii).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(a)(v).

“FCPA” shall have the meaning set forth in Section 3.01(h)(ii).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indenture” shall mean an indenture in the form attached to Exhibit A hereto.

“Intellectual Property” means trademarks, service marks, trade names, trade dress, domain names and other indications of origin, and the goodwill associated with the foregoing, mask works, inventions, patents, trade secrets, copyrights, know-how, rights in computer software and code (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property rights, in each case anywhere in the world.

“IRS Form” shall mean the properly executed and completed Internal Revenue Service Form W-9 or the appropriate IRS Form W-8, as applicable.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and the Purchaser.

“KSP” means Koch Strategic Platforms, LLC, a Delaware limited liability company.

“Losses” shall have the meaning set forth in Section 5.05(a).

“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters, pandemics or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (it being understood and agreed that the exception in this clause (f) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (g) any taking of any action at the request of the Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries conduct their business.

“Note” or “Notes” shall have the meaning set forth in the preamble hereto.

“NYSE” shall mean the New York Stock Exchange.

“Owned Intellectual Property” means any and all Intellectual Property owned by either the Company or any of its Subsidiaries.

“Permitted Transfers” has the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” means the Purchaser’s Affiliates and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf.

“Purchaser Group” means the Purchaser together with its Affiliates, including Purchaser Affiliates.

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of by the Purchaser and its Affiliates pursuant to an effective Registration Statement or in compliance with Rule 144, (b) when such Subject Securities cease to be outstanding or (c) the Subject Securities represent less than one percent (1%) of the outstanding shares of Company Common Stock; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that, at the time of such issuance or distribution, have ceased to be Registrable Securities are not Registrable Securities.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Article 5 hereof.

“Representatives” shall have the meaning set forth in Section 4.08(a).

“Restricted Period” shall mean the period commencing on the Closing Date and ending two (2) years following the Closing Date.

“SCC” means Spring Creek Capital, LLC, a Delaware limited liability company.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Standstill Period” shall mean the period commencing on the Closing Date and ending on the one (1) year anniversary of the Closing Date.

“Subject Securities” shall mean (i) the Notes; (ii) any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes; and (iii) any securities issued (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued) as a dividend, stock split, combination or in any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (iii).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” shall mean a Person other than any member of the Purchaser Group or any of their respective Affiliates.

“Third-Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).

“Transaction Documents” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“Transfer” shall have the meaning set forth in Section 4.02(a).

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

Section 1.02.    General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.

The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “ hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits and annexes hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Article 2. Sale and Purchase of the Notes

Section 2.01.    Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Notes for a purchase price equal to the principal amount of the Notes purchased (the “Purchase Price”).

Section 2.02.    Closing.

a.    Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.02(c) and (d), the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, MA 02111, on February 18, 2022 at 10:00 AM ET, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”).

b.    To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

i    the Company shall execute and deliver the Notes to the Purchaser at the Closing, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Notes.

ii    the Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchaser at least one (1) Business Day prior to the date hereof in an amount equal to the Purchase Price for the Notes.

iii    the Purchaser shall deliver to the Company a duly completed and executed applicable IRS Form.

c.    The obligations of the Purchaser to purchase the Notes are subject to the satisfaction or waiver of the following conditions as of the Closing:

i    the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

ii    the Company shall have executed and delivered the Notes to the Purchaser at the Closing;

iii    the representations and warranties of the Company set forth in Sections 3.01(a), (b), (c) and (e) shall be true and correct in all material respects at and as of the Closing and the other representations and warranties of the Company set forth in Section 3.01 (other than Sections 3.01(a), (b), (c) and (e)) shall be true and correct at and as of the Closing (without giving effect to any materiality, Material Adverse Effect, or similar phrases in such representations and warranties), except where the failure of such other representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not have a Material Adverse Effect;

iv    the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

v    the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in, Sections 2.02(c)(iii) and (iv) have been satisfied.

d.    The obligations of the Company to sell the Notes to the Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

i    the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

ii    the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects at and as of the Closing;

iii    the Purchaser shall have delivered to the Company the Purchase Price for the Notes, in accordance with the written instructions of the Company, and shall have executed and delivered the Notes to the Company, in each case at the Closing;

iv    the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

v    the Company shall have received a certificate, dated the Closing Date, duly executed by the Chief Executive Officer of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.02(d)(ii) and (iv) have been satisfied.

Section 2.03.    Termination. Unless otherwise mutually agreed upon in writing by the Company and the Purchaser, if the Closing does not occur on or prior to February 25, 2022, this Agreement shall automatically terminate and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination; provided, that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination.

Article 3. Representations and Warranties

Section 3.01.    Representations and Warranties of the Company. Except (i) for any item disclosed to the Purchaser in writing prior to the date hereof, in each case to the extent specifically qualifying any representation or warranty herein, or (ii) as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since December 31, 2020, the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

a.    Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

b.    Capitalization. The authorized share capital of the Company consists of 125,000,000 shares of Company Common Stock, par value $0.00001 per share and 5,000,000 shares of preferred stock, par value $0.00001 per share. As of February 10, 2022, there were (i) 33,884,925 shares of Company Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding, (ii) options to purchase an aggregate of 3,564,653 shares of Company Common Stock outstanding, (iii) 350,195 shares of Company Common Stock underlying the Company’s outstanding restricted common stock unit awards (assuming maximum achievement of performance-based awards), and (iv) 1,363,778 shares of Company Common Stock reserved for issuance pursuant to future awards under the Company’s equity plans. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since December 31, 2020 and as provided in this Agreement and the Notes sold pursuant to this Agreement, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock, except with respect to the acquisition of shares of Company Common Stock by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards. Since December 31, 2020, the Company has not declared or paid any dividends.

c.    Authorization. The execution, delivery and performance of this Agreement and the Notes (the “Transaction Documents”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). At the Closing, the Notes will be duly executed and delivered by the Company and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

d.    General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

e.    Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available and has reserved for issuance the maximum number of shares of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement). The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized and reserved for issuance, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

f.    Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Documents, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, the certificate of incorporation or bylaws of the Company, any “material contract” (as such term is defined in

Item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any of its Subsidiaries is a party and was filed or was required to be filed with the Company Reports or any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except as have been waived or consented to, and other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially affect the Company’s ability to comply with its obligations under the Notes or this Agreement. The Company has filed a Supplemental Application Review Form with NYSE with respect to the shares of Company Common Stock issuable upon conversion of the Notes. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust, competition or investment laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes or (B) any required filings pursuant to the Exchange Act or the rules of the SEC or NYSE, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the Transactions, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and would not materially affect the Company’s ability to comply with its obligations under the Notes or this Agreement. No vote or approval of the Company’s stockholders is or will be required under NYSE rules with respect to the issuance of Company Common Stock contemplated hereunder or under the Notes.

g.    Reports; Financial Statements.

i    The Company has filed or furnished with the SEC, as applicable, its annual report on Form 10-K for the fiscal year ended December 31, 2020, its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, its definitive proxy statement relating to the annual meeting of the stockholders of the Company held in 2021 and all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2020 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable accounting requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

ii    Each of the consolidated balance sheets, and the related consolidated statements of operations, shareholders’ equity (deficit) and consolidated statement of cash flows, included in the Company Reports filed with the SEC under the Exchange Act have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, fairly present in all material respects the consolidated financial position of the

Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, have been prepared in accordance with GAAP consistently applied during the periods involved, and in the case of unaudited financial statements except for the absence of footnote disclosure, and otherwise comply in all material respects with the requirements of the SEC.

iii    Except as disclosed in Company Reports, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

h.    Absence of Certain Changes. Since January 1, 2021, (x) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (y) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

i.    No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries, except (x) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (y) liabilities incurred since January 1, 2021 in the ordinary course of business and (z) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

j.    Compliance with Applicable Law.

i    Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, and none of the Company or any of its Subsidiaries has received any written notice from any Governmental Entity of a violation of any such law, statute, order, rule, regulation, policy or guideline, other than such non-compliance, defaults, violations or notices that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

ii    None of the Company or its Subsidiaries has violated or committed any act or made any payment in violation of, or that requires disclosure under, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption law. None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, partners, members, managers or employees has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office). No action, suit, investigation or other proceeding involving the Company or any of its agents with respect to the FCPA or any other applicable anti-corruption law is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries have instituted and currently maintain policies and procedures (including monitoring and training processes and programs) designed to comply with such laws in all material respects.

k.    Legal Proceedings and Liabilities. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or that challenge the validity of or seek to prevent the Transactions. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

l.    Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

m.    Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

i    the Company and each of its Subsidiaries have timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries have paid (or have had paid on their behalf) to the appropriate Governmental Entity all Taxes that are shown as being required to be paid by them on such Tax Returns, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; and

ii    there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

n.    No Piggyback or Preemptive Rights. Other than as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since December 31, 2020, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to include any securities other than securities issued to Purchaser in a Registration Statement, except as may have been duly waived.

o.    Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

p.    Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own or possess sufficient rights to use all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted, (ii) to the knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person and (iii) to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or its Subsidiaries in any Owned Intellectual Property.

q.    Related Party Transactions. Since January 1, 2021, other than transactions with KSP and its Affiliates, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the Company Reports.

r.    No Additional Representations.

i    The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.

ii    The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchaser pursuant to this Agreement.

iii    Notwithstanding the foregoing, nothing in this Section 3.01(n) shall be deemed to limit the Company’s or its Affiliates’ rights or remedies with respect to fraud by the Purchaser.

Section 3.02.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

a.    Organization; Ownership. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

b.    Authorization; Sufficient Funds; No Conflicts.

i    The Purchaser has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary limited liability company action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

ii    At and immediately prior to the Closing, the Purchaser will have cash and equity capital commitments in excess of the Purchase Price.

iii    The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions to which it is a party and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Purchaser’s organizational documents, any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which the Purchaser is a party.

c.    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust, competition or investment laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, any required filings pursuant to the Exchange Act or the rules of the SEC and any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.

d.    Securities Act Representations.

i    The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the offering and sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. The Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

ii    Neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities.

iii    Except as disclosed in writing by the Purchaser to the Company prior to the entry into this Agreement, neither the Purchaser, nor any person who through the Purchaser Beneficially Owns shares of Company Common Stock, has been or is subject to any disqualification event described in Rule 506(d) of Regulation D under the Securities Act (a “Disqualification Event”) during the time periods specified in Rule 506(d) of Regulation D under the Securities Act. The Purchaser agrees to provide the Company with prompt written notice of the occurrence of any Disqualification Event with respect to the Purchaser or any such Beneficial Owner.

e.    Brokers and Finders. Neither the Purchaser nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

f.    Ownership of Shares. None of the Purchaser or its Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Notes hereunder) except as disclosed in Schedule A hereto. Since January 1, 2021, none of the

Purchaser or its Affiliates has engaged in any hedge, swap, short sale or derivative transactions involving the Company Common Stock or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, any shares of Company Common Stock.

g.    Compliance with Applicable Law. Except as disclosed in writing by the Purchaser to the Company prior to entry into this Agreement, the Purchaser has complied with, and is not in default or violation of, any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to the Purchaser, except for such failures to comply, defaults or violations that would not reasonably be expected to adversely affect or delay the consummation of the Transactions by the Purchaser.

h.    No Additional Representations.

i    The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

ii    The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company, and any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

iii    Notwithstanding the foregoing, nothing in this Section 3.02(h) shall be deemed to limit the Purchaser’s or its Affiliates’ rights or remedies with respect to fraud.

Article 4. Additional Agreements

Section 4.01.    Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 4.02.    Restricted Period.

a.    The Purchaser shall not, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, encumbrance, assignment or similar disposition of (any of the foregoing, a “transfer”), (A) any of the Notes or (B), during the Restricted Period, any shares of Company Common Stock issuable or issued upon conversion of any of the Notes or with respect to clauses (x)(A) and (x)(B) enter into a transaction which would have the same effect or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, the Notes or, during the Restricted Period, any shares of Company Common Stock, in each case, whether any such aforementioned transaction is to be settled by delivery of shares of Company Common Stock or other securities, in cash or otherwise (such actions in clauses (x) and (y), “Prohibited Transfers”), other than, in the case of clause (x), Permitted Transfers. “Permitted Transfers” shall mean any transfer that is not a Prohibited Transfer that is a transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and a duly completed and executed applicable IRS Form, transfer to the Company or any of its Subsidiaries (including for the avoidance of doubt, any conversion of Notes into Company Common Stock), transfer with the prior written consent of the Company, tender of any Company Common Stock into a Third-Party Tender/Exchange Offer, as defined below (and any related conversion of Notes to the extent required to effect such Third-Party Tender/Exchange Offer), and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third-Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer) or distribution in kind to the Purchaser’s or its Affiliates’ limited or other partners, members or other equityholders in connection with the winding up or dissolution of the Purchaser or any of its Affiliates, so long as the recipients of such securities agree in writing to be bound by the restrictions of this Section 4.02. “Third-Party

Tender/Exchange Offer” shall mean any tender or exchange offer made to holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control and the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or does not publicly recommend against such offer in a Schedule 14D-9 under the Exchange Act within ten (10) Business Days after the public announcement of such offer. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not transfer any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of the Notes to (i) any of its Affiliates that did not execute and deliver to the Company a Joinder becoming a Purchaser party to this Agreement or did not deliver to the Company a duly completed and executed applicable IRS Form, (ii) any transferee (or Affiliate thereof) included on the list of competitors of the Company included as Schedule B hereto, (iii) any Activist Investor (or Affiliate thereof) or (iv) any holder of more than 9% of the outstanding Company Common Stock at the time of such transfer (each such action also constituting a “Prohibited Transfer”). Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio.

Section 4.03.    Standstill.

a.    Subject to Section 4.03(c), the Purchaser agrees that, during the Standstill Period, it shall not, and shall cause each of its Purchaser Affiliates not to, directly or indirectly, absent prior express written invitation or authorization by the Board of Directors, in each case with respect to the Company:

i    engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934 (as amended)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

ii    knowingly encourage, advise or influence any other person or knowingly assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote any Voting Stock or in conducting any type of referendum, binding or non-binding, of holders of Voting Stock (other than any such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter;

iii    form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Stock, other than solely with other Purchaser Affiliates with respect to Voting Stock now or hereafter owned by them;

iv    acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any Third Party or any Affiliates of Purchaser in the acquisition of, any Voting Stock, or rights or options to acquire any Voting Stock if such acquisition would result in the Purchaser and its Affiliates having Beneficial Ownership of more than 20% of the outstanding Company Common Stock;

v    make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Purchaser Affiliates from participating on the same basis as other stockholders of the Company in any such transaction that has been approved by the Board of Directors); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board of Directors that would reasonably be expected to require a public announcement regarding any of the types of matters set forth above in this paragraph;

vi    seek, alone or in concert with others, election or appointment to, or representation on, the Board of Directors or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board of Directors, seek, alone or in concert with others, the removal of any member of the Board of Directors or conduct a referendum of stockholders of the Company;

vii    make any public proposal with respect to any change in the number or term of directors or the filling of any vacancies on the Board of Directors,;

viii    institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this paragraph; provided, however, that for the avoidance of doubt the foregoing shall not prevent any Purchaser Affiliate from bringing litigation to enforce the provisions of this Agreement, making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or any other Person against a Purchaser Affiliate, bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or the topics covered in the correspondence between the Company and the Purchaser Affiliates prior to the date hereof, or exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent the Purchaser Affiliates from responding to or complying with a validly issued legal process;

ix    enter into any negotiations, agreements or understandings with any Third Party or any Affiliates of Purchaser to take any action that the Purchaser Affiliates are prohibited from taking pursuant to this Section 4.03; or

x    make any request or submit any proposal, directly or indirectly, to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal. Notwithstanding the foregoing, KSP may initiate and engage in private, nonpublic discussions with, and submit confidential proposals to, the board of directors or executive officers of the Company, in each case with respect to any the matters prohibited by Section 4.03; provided, that (i) any such proposal is conditioned on the written approval of the board of directors of the Company, and (ii) any such discussions or proposal are not reasonably expected to require any public disclosure on the part of KSP, the Company or any of their respective subsidiaries or affiliates (whether controlled, controlling or under common control).

b.    Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of any Investor Party; provided, that such Investor Party (i) has not received material non-public information regarding the Company and (ii) is not acting on behalf, or at the direction, of, or in concert with KSP, SCC, Purchaser or any of their subsidiaries. The Company acknowledges that employees of KSP and its affiliates (whether controlled, controlling or under common control) may serve on the governing boards, advisory committees or similar committees of Investor Parties, and information shall not be deemed to have been received by any such Investor Party solely due to such employee’s dual role (so long as such employee does not disclose such information to the Investor Party or its representatives).

c.    For purposes of this Agreement, the term “Investor Parties” shall mean (i) KSP’s affiliates (whether controlled, controlling or under common control) other than KSP, SCC, Purchaser and their subsidiaries, which affiliates of KSP are not acting on behalf, or at the direction, of or in concert with KSP, SCC, Purchaser or their subsidiaries, (ii) employee benefit plans sponsored by KSP or any of its affiliates (whether controlled, controlling or under common control) (or a master trust holding the assets of such benefit plans), (iii) any family office that is an affiliate (whether controlled, controlling or under common control) of Koch Industries, Inc. or any of its shareholders and/or any investment fund or vehicle advised by, or managed by, any such family office, (iv) any trust, foundation, partnership, or entity created by or for Charles G. Koch and/or David H. or Julia F. Koch and/or any of their respective family members, (v) any entity 80% of whose voting equity interests is owned by one or more of such trusts, foundations, partnership, or entities, and/or (vi) any other person or entity that invests money for or on behalf of any of the foregoing in its capacity as such.

d.    The restrictions in Section 4.03(a) shall terminate automatically upon the earliest of the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would directly or indirectly result in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Company Common Stock, 50% or more of the voting power of the outstanding Voting Stock or all or substantially all of the Company’s assets and the commencement of any tender or exchange offer (by a person other than the Purchaser or its Affiliates), which, if consummated, would constitute an Extraordinary Transaction that would directly or indirectly result in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Company Common Stock or 50% or more of the voting power of the outstanding Voting Stock, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer.

e.    Nothing in this Section 4.03 shall prevent any Purchaser Affiliate from making (x) any public or private statement or announcement with respect to an Extraordinary Transaction that is publicly announced by the Company or a Third Party (and nothing in this Agreement shall prevent the Company from responding to such statements), (y) any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of discretionary acts by the Purchaser or any of its Affiliates) or (z) any confidential oral communication or proposal to management or the Board of Directors or affect the Purchaser’ s or the Purchaser Affiliates’ ability to hold the Notes or hold or vote any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes.

f.    Notwithstanding anything in this Section 4.03 to the contrary, the prohibitions in this Section 4.03 shall immediately terminate without further force or effect and the Purchaser and the Purchaser Affiliates shall be released from compliance therewith if the Company institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within sixty (60) days, under any bankruptcy act, insolvency law or any law for the relief of debtors, has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within sixty (60) days or executes a general assignment for the benefit of creditors.

Section 4.04.    Securities Laws. The Purchaser acknowledges and agrees that as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available, it is the responsibility of the Purchaser to determine the applicable resale restrictions and to comply with such restrictions in connection with any resale, and the Company is required to file reports containing certain business and financial information with the SEC and may be required to file a copy of this Agreement with the SEC, pursuant to the reporting requirements of the Exchange Act. The Purchaser acknowledges that the Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes, other than as set forth herein, or the shares of Company Common Stock that are issuable upon conversion of the Notes.

Additionally, for so long as a holder of Notes or shares of Company Common Stock is subject to any transfer restrictions set forth in the Notes or this Agreement, the Notes will bear a legend in accordance with Section 2.05(c) of the Indenture, and the certificates or book entry position representing such holder’s shares of Company Common Stock (as applicable) will bear or reflect a legend substantially similar to the following:

“This security is subject to restrictions on transfer set forth in a Note Purchase Agreement, dated February 15, 2022 (as it may be amended from time to time), by and among the Company and certain other parties thereto, copies of which are publicly filed or on file with the secretary of the issuer, and this security may not be offered, sold, pledged or otherwise transferred except in compliance therewith.”

Section 4.05.    Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06.    Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the HSR Act or foreign antitrust laws or foreign investment laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion of the Notes. The Purchaser will promptly notify the Company if any such filing is required on the part of the Purchaser. The Company, the Purchaser and any other applicable Purchaser Affiliate will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust or foreign investment requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes held by the Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement, the Notes or the Indenture to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchaser may reasonably request in order to determine what foreign antitrust or foreign investment requirements may exist with respect to any potential conversion of the Notes. Promptly upon request by the Purchaser, the Company will use best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust laws or foreign investment laws in connection with the issuance of the shares of Company Common Stock and investment in the shares of Company Common Stock upon conversion of the Notes. The Company and Purchaser will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 4.07.    Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. In the case of deemed dividends or amounts treated as original issue discount for tax purposes, any such withholding tax may be withheld from subsequent payments on the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes, or dividends or any other amounts payable with respect to such shares). If the Company is required to remit any withholding tax payments to the applicable Governmental Entity in respect of deemed dividends or amounts treated as original issue discount for tax purposes prior to any such subsequent payment or issuance, the Purchaser shall promptly upon notice reimburse the Company for the required withholding tax payment. To the extent that any amounts are deducted or withheld as described in this Section 4.07, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Section 4.08.    Confidentiality.

a.    The Purchaser acknowledges that Confidential Information (as defined below) has been and may in the future be made available to it in connection with its investment in the Company. The Purchaser agrees that it shall, and shall cause any person to whom Confidential Information is disclosed pursuant to clause (i) below (collectively, “Representatives”) to, keep the Confidential Information confidential and use the Confidential Information solely in connection with its investment in the Company. The Purchaser further acknowledges and agrees that such Confidential Information may be, or contain, material non-public information under applicable law and such information may not be used to purchase, sell or trade in Company Securities (other than as permitted by applicable law) or disclosed to any Affiliates or Third Parties, except as provided below. The Purchaser further acknowledges and agrees that it shall not disclose any Confidential Information to any person, except that Confidential Information may be disclosed to any Purchaser Affiliate or any of the Purchaser’s or Purchaser Affiliates’ respective directors, officers, employees, agents, attorneys, advisors, accountants, or consultants who reasonably require access to such information in connection with the Purchaser’s investment in the Company, including to the extent related to the tax treatment and tax structure of the Transactions, who in each case have been informed of the confidential nature of the Confidential Information (provided that under no circumstances shall any Confidential Information be provided to any portfolio company of the Purchaser or to any portfolio company of any of their respective Affiliates); in the event and to the extent that the Purchaser or any of its Representatives is required to disclose any Confidential Information by applicable law, legal process or other legal compulsion, whether or not in connection with any proceeding by or before a court of law or Governmental Entity (provided that the Purchaser shall (to the extent not prohibited by applicable law) give the Company prompt written notice of such requirement (and in any event prior to any disclosure of Confidential Information in connection therewith) so that the Company may seek an appropriate order or other remedy protecting such Confidential Information from disclosure or waive compliance with the terms of this Section 4.08 (and the Purchaser shall use reasonable efforts to cooperate with the Company to obtain such protective order or other remedy, at the Company’ s expense)); to any person to whom the Purchaser in good faith is contemplating a transfer of any Notes or shares of Company Common Stock, provided that such transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions of this Section 4.08; or to any regulatory authority to which the Purchaser or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information. The Purchaser shall be responsible for any actions taken by any of its Representatives of the applicable provisions of this Section 4.08 as if the Purchaser had taken such actions.

b.    For purposes hereof, “Confidential Information” shall mean any information concerning the Company or any of its Subsidiaries or the business, products, markets, condition (financial or otherwise), operations, assets, liabilities, results of operations cash flows or prospects of the Company or any of its Subsidiaries (whether prepared by the Company or otherwise) that is furnished or has been furnished (regardless of the manner in which it is or has been furnished) by or on behalf of the Company to the Purchaser or any of its Representatives at any time (whether before, on or after the Closing Date) in connection with the Purchaser’s investment in the Company, and all notes, analyses, compilations, forecasts, studies, emails or other documents (in whatever form maintained) prepared by the Purchaser or any of its

Representatives that contain or reflect such information (in whole or in part); provided that the term “Confidential Information” does not include information that is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its Representatives in violation of this Section 4.08, was within the Purchaser’s or its Representatives’ possession prior to it being furnished to the Purchaser or its Representatives by or on behalf of the Company; provided that the source of such information was not known by the Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, becomes available to the Purchaser or its Representatives on a non-confidential basis from a source other than the Company; provided that such source is not known by the Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or does not involve projections or strategic plans of the Company and is independently developed by the Purchaser or its Representatives without reference to or the use of any Confidential Information.

c.    Notwithstanding anything to the contrary contained herein, nothing contained herein shall prevent or restrict the Purchaser’s or its Representatives’ use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion of any claim against, or the defense of any claim by, the Company or any of its Subsidiaries, or the Purchaser or its Representatives from communicating with their respective investors to the extent reasonably required to fulfill their informational and reporting obligations to such persons; provided that the recipients of such information are subject to a customary obligation to keep such information confidential, and if the provisions of Section 4.03(a) expire or terminate, neither this Section 4.08 nor any other provision hereof shall restrict or prevent the Purchaser or its Affiliates from with respect to any Confidential Information, beginning 180 days after such information was received, using such Confidential Information in connection with acquiring, or agreeing, proposing, seeking or offering to acquire, any securities or assets of the Company or any of its Subsidiaries pursuant to a tender offer, exchange offer, merger or other business combination transaction, or in connection with any of the other actions described in Section 4.03(a), or publicly disclosing the history of discussions between the Purchaser and the Company to the extent reasonably necessary to comply with securities law disclosure obligations or other applicable law, regulation or securities or securities exchange rules, subject, solely in the case of disclosures not involving matters referred to in the immediately preceding clause (A), to prior written notice to the Company and consideration in good faith of the Company’s reasonable input on the content of such disclosures.

d.    The Purchaser and the Company hereby agree that this Section 4.08 shall apply to all Confidential Information provided prior to the date hereof, including the fact and substance of the discussions and negotiations between the parties.

Section 4.09.    NYSE Approval. The Company shall use its best efforts to cause the shares of Company Common Stock issuable upon conversion of the Notes to be approved for listing on NYSE, subject to official notice of issuance.

Section 4.10.    Authorized and Reserved Company Common Stock. For so long as any Notes are outstanding, the Company shall cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion requirements of all Notes then outstanding (giving effect to any adjustment to the Conversion Rate (as defined in the Notes) pursuant to the Notes), and shall reserve and keep available out of its authorized but unissued shares of Company Common Stock such number of shares thereof for issuance upon conversion of the Notes.

Section 4.11.    Holder Consent Right Over Debt Incurrence. So long as at least $50 million aggregate principal amount of the Notes remain outstanding and are held by Purchaser, the Company agrees that it shall not incur additional indebtedness without the consent of the holder of the Notes, which consent shall not be unreasonably withheld, conditioned or delayed, other than:

a.    indebtedness incurred during any rolling 12-month period that does not exceed $50,000,000 individually or in the aggregate; and

b.    indebtedness incurred in the ordinary course of business, including trade payables, refinancing indebtedness and intercompany debt.

Article 5. Registration Rights

Section 5.01.    Definitions. For purposes of this Article 5:

a.    the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 5.02 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

b.    the term “Registrable Shares” means the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (A) when such Subject Securities have been sold or otherwise disposed of by the Purchaser and its Affiliates pursuant to an effective Resale Registration Statement or in compliance with Rule 144, (B) when such Subject Securities cease to be outstanding or (C) the Subject Securities represent less than one percent (1%) of the outstanding shares of Company Common Stock; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that, at the time of such issuance or distribution, have ceased to be Registrable Securities are not Registrable Securities

Section 5.02.    Registration Procedures and Expenses. The Company shall:

a.    use commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the SEC on or before the date 75 days following the Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415). In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the resale of the Registrable Shares on such other form as is available to the Company;

b.    use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective within 30 days following the Filing Date (or, in the event the Staff reviews and has written comments to the Mandatory Registration Statement, within 120 days following the Filing Date) (the earlier of the foregoing or the applicable date set forth in Section 5.02(h), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement

c.    notwithstanding anything contained in this Agreement to the contrary, in the event that the SEC limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Purchaser in the Mandatory Registration Statement (in each case, subject to Section 5.03), then the Company shall prepare and file (i) within 10 Business Days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the SEC shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within 20 days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with SEC guidance), if any, from being registered on the Mandatory Registration Statement;

d.    use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;

e.    prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 5.06 below, subject to the Company’s right to suspend pursuant to Section 5.05;

f.    furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;

g.    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 5.02(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

h.    upon notification by the SEC that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within three Business Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two Business Days later);

i.    upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

j.    advise the Purchaser promptly:

i    of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

ii    of any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

iii    of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

iv    of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

k.    cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

l.    bear all expenses in connection with the procedures in paragraphs (a) through (l) of this Section 5.02 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

Section 5.03.    Rule 415 Cutback.

If at any time the staff of the SEC (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchaser to be named as an “underwriter,” the Company shall (in consultation with legal counsel to the lead Purchaser) use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchaser is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 5.03, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Article 5 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be 10 Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three Business Days from the Staff indicating it has no further comments on such Registration Statement).

Section 5.04.    Indemnification.

a.    The Company agrees to indemnify and hold harmless the Purchaser and its affiliates, partners, members, officers, directors, agents and representatives, and each Person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in preparation of the Resale Registration Statement; or (ii) any

breach of this Agreement by the Purchaser; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling Person of the Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) the Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or the Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, the Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted or (iii) the Purchaser sold Registrable Shares in violation of the Purchaser’s covenants contained in this Agreement.

b.    The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Purchaser or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Resale Registration Statement, and the Purchaser will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 5.04(b) be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon its sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

c.    Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 5.04, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

d.    If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party

e.    If the indemnification provided for in this Section 5.04 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

Section 5.05.    Prospectus Suspension.

The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders.

Section 5.06.    Termination of Obligations.

The obligations of the Company pursuant to Section 5.02 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 5.01(b) hereof.

Section 5.07.    Reporting Requirements.

a.    With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

i    make and keep public information available, as those terms are understood and defined in Rule 144;

ii    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

iii    so long as the Purchaser owns Registrable Shares, furnish to the Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.

Section 5.08.    Blue Sky.

The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.

Article 6. Miscellaneous

Section 6.01.    Survival of Representations and Warranties. Except for the representations and warranties contained in clauses (a), (b), (c), (d) and (e) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely and the representations and warranties contained in clause (m) of Section 3.01, which shall survive until 90 days after expiration of the applicable statute of limitations, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

a.    If to the Purchaser, to:

Wood River Capital, LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: President

Email: legalnotices@kochps.com

With a copy (which shall not constitute actual or constructive notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Jack Bowling; Stephen Quinlivan

Email: jack.bowling@stinson.com; stephen.quinlivan@stinson.com

b.    If to the Company, to:

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Attention: Donald Young, Chief Executive Officer

Email: dyoung@aerogel.com

With a copy (which shall not constitute actual or constructive notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Sahir Surmeli and John Rudy

Email: ssurmeli@mintz.com; jrudy@mintz.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally, (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03.    Entire Agreement; Third-Party Beneficiaries; Amendment. This Agreement, together with the other Transaction Documents, sets forth the entire agreement between the parties hereto with respect to the Transactions, and supersedes all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended, waived or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05.    Public Announcements. The initial press release related to this Agreement and the Transactions shall be a joint press release to be agreed upon by the Company and Purchaser. Thereafter, either party may issue or make one or more press releases or public announcements related to this Agreement or the Transactions (in which case the other party shall (to the extent permitted by applicable law) have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication); provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 6.05. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 6.06.    Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions. Notwithstanding the foregoing, from and after the date of this Agreement, at any time and from time to time, the Purchaser shall have the right to request that the Company reimburse all documented out-of-pocket expenses (including attorneys’ fees) incurred by the Purchaser or its Affiliates in connection with their evaluation of the Company and the transactions contemplated pursuant to this Agreement, including all expenses related to the due diligence review and the structuring, drafting, negotiating and entry into this Agreement and the other Transaction Agreements, up to seventy-five thousand dollars ($75,000) in the aggregate, which the Company shall do promptly and in any event within three (3) Business Days of the Closing Date or earlier termination, provided however, that the Company will be required to reimburse such expenses to the Purchaser only to the extent that doing so does not require the Company to obtain shareholder approval pursuant to Section 312.03 of the NYSE Listed Company Manual; provided that no duplicative adjustments shall be made with respect to such matter made in connection with the Securities Purchase Agreement dated the date hereof between the Company and the Purchaser.

Section 6.07.    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchaser’s successors and assigns, and no other person; provided that neither the Company nor the Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided that any Affiliate of the Purchaser who executes and delivers a Joinder pursuant to a Permitted Transfer of any Notes or shares of Company Common Stock pursuant to Section 4.02(a)(i) shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, and if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Stock are transferred shall have any rights or obligations under this Agreement.

Section 6.08.    Governing Law; Jurisdiction; Waiver of Jury Trial.

a.    THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

b.    Each of the Company and the Purchaser irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

c.    Each of the Company and the Purchaser irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.09.    Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10.    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11.    Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12.    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto or of any Affiliate of a party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all of the dale first above written.

Aspen Aerogels, Inc.

By:	/s/ Donald Young
	Name:	Donald Young
	Title:	Chief Executive Officer

[Signature Page to Note Purchase Agreement]

WOOD RIVER CAPITAL, LLC

By:	/s/ Eric Butcher
	Name:	Eric Butcher
	Title:	President

[Signature Page to Note Purchase Agreement]

EXHIBIT A

FORM OF NOTE

[Signature Page to Note Purchase Agreement]

EXHIBIT B

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Note Purchase Agreement, dated as of February 15, 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Note Purchase Agreement”), by and among Aspen Aerogels, Inc., Wood River Capital, LLC and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

By executing and delivering this Joinder to the Note Purchase Agreement, the undersigned hereby adopts and approves the Note Purchase Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Note Purchase Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Note Purchase Agreement.

The undersigned acknowledges and agrees that Sections 5.02, 5.03, 5.07, 5.08 and 5.12 of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the              day of ,                                , 20        .

[ ]

By:
Name:
Title:

Address:
Telephone:
Facsimile:
Email:

[Signature Page to Joinder]

SCHEDULE A

Purchaser Beneficial Ownership Table

As of the date hereof, Spring Creek Capital LLC, an affiliate or Koch Strategic Platforms, LLC owns 3,462,124 shares of Company Common Stock.

Schedule A-1